UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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Debra Crew “BAT ACQUISITION” presentation (2/21/17)

Wow! That’s quite an intro! Good morning everybody! It’s great to be here in Vegas with you. And it’s great to be “Together to Win.” As I stand up here, I can’t help but think back to about 20 months go... standing up here on a similar stage right after the Lorillard transaction... talking to you about big changes... and how we were going to Transform... Lead... and Win in the industry.

As Yogi Berra so redundantly said “It’s like deja-vu all over again.” In all seriousness though — I am SO incredibly proud of this team and what you have accomplished since we last gathered here in Vegas such a short time ago.

I thought I’d start this morning talking about our latest news grabbing the headlines... and that’s the BAT transaction... and what it means for our transformation journey... and to do that, I should probably begin by talking about our transformation vision... because there may be a few of you thinking... “Wow... there have been SO MANY changes here recently... we are setting up a new Trade Marketing Services company... we have new territories and in some cases... new area sales leaders. …

We have this new CEO... there’s this BAT acquisition looming on the horizon...” So you might be thinking... “What does this all mean? Is the company ok? Are we still about transforming the industry?” To start... we’re ok. We’re doing more than ok. RAI and its operating companies are the only tobacco team to grow overall share in 2016.

I’ve always believed that “If it ain’t broke, don’t fix it.” And RAI’s vision definitely “ain’t broke.” In fact, all of this change is actually part of our transformation journey — and our path to achieving this vision has never been stronger... or clearer. One of the reasons this BAT-RAI merger is interesting to shareholders is — and I quote... “the opportunity to participate in the upside potential of a global tobacco company with a compelling and complementary portfolio of strong tobacco brands — and a world class pipeline of next generation vapor and tobacco heating products.”

That’s a mouthful. so maybe it’s easier to understand like this. the new combined company will be $30 Billion in revenue — and over $12 Billion in operating income... with geographically complementary portfolios and leading positions in both combustibles and next generation products. And this new combined company becomes the world’s largest global tobacco company. So I can assure you that one thing that isn’t going to change is our commitment to leading the transformation of our industry... and our dedication to ultimately emerging as the overall US market leader in tobacco and nicotine.

We’ve already seized thought leadership of the industry. Over a decade ago, we’re the ones who launched, and have been leading, the efforts to transform tobacco by migrating smokers who don’t want to quit... to nicotine products that may present less risk.

Just a couple of months ago, some of you may have read, Philip Morris International... last year’s largest global tobacco company in the world... acknowledged its commitment to the same goal – announcing that they can see a day when they’re out of the business of selling cigarettes. We welcome you to industry transformation PMI! Better late than never.

Also interesting to note — at about the same time, the folks at “Truth” – one of our staunchest critics – announced that “nicotine removed from tobacco smoke is not as harmful as once thought” and… “If we can move smokers to less harmful nicotine products, we can save thousands of lives.” So there’s no question – even amongst our adversaries – that we are the thought leaders... and we’re on the right track when it comes to tobacco and nicotine.

We’re also building momentum and driving growth as the clear innovation leaders – and we have been so... since our companies first opened their doors. R.J. Reynolds was the first company to develop and market a heat-not-burn cigarette. And they did that about

30 years before Philip Morris introduced the product they’re now touting as their flagship alternative to traditional cigarettes. RJR Vapor’s introduction of VUSE several years ago quickly took the lead in traditional channels... And the products they’re expanding this year are solidifying the brand as the Vapor Authority.

RAI companies are also already the market leaders in a number of important tobacco-product segments. Aside from our companies’ market strength in menthol... and the momentum of Natural American Spirit, the nation’s fastest-growing brand... our companies’ products have leading brands in the growing smoke-free segments of SNUS, vapor, moist-snuff and nicotine replacement. Our vision of overall marketplace leadership gets stronger every day.

And you know... I can’t help but think that WITH the strength of being part of the world’s largest global tobacco company... it might just make overall marketplace leadership possible... bit sooner. In fact, I believe the strength of our vision… our companies’ powerful portfolio… and our ability to consistently deliver excellent results – IS the reason BAT decided to buy the rest of RAI. And their willingness to pay almost 17X our earnings... testifies to their faith in our abilities and our continuing success.

So have no fears. Our vision is intact. We are on the right path. Our outstanding 2016 results have accelerated us forward on that path… and an even stronger affiliation with BAT can do nothing but move us on to new heights as we continue to pursue our transformation goals.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.